Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts:
Marina Norville, marina.h.norville@aexp.com, +1.212.640.2832
Mike O’Neill, mike.o’neill@aexp.com, +1.212.640.5951

Investors/Analysts Contacts:
Ken Paukowits, ken.f.paukowits@aexp.com , +1.212.640.6348
Rick Petrino, richard.petrino@aexp.com, +1.212.640.5574

AMERICAN EXPRESS SECOND QUARTER EPS FROM CONTINUING OPERATIONS UP 7% TO $1.15

REVENUES, CARDMEMBER SPENDING AND LOAN PORTFOLIO GROW AS CREDIT QUALITY REMAINS EXCELLENT

(Millions, except per share amounts)

	Quarters Ended June 30,		Percentage Inc/(Dec)	Six Months Ended June 30,		Percentage Inc/(Dec)
	2012	2011		2012	2011
Total Revenues Net of Interest Expense	$7,965	$7,618	5%	$15,579	$14,649	6%
Income From Continuing Operations	$1,339	$1,295	3%	$2,595	$2,472	5%
Income From Discontinued Operations1	$-	$36	# %	$-	$36	# %
Net Income	$1,339	$1,331	1%	$2,595	$2,508	3%
Earnings Per Common Share – Diluted:
Income From Continuing Operations Attributable to Common Shareholders2	$1.15	$1.07	7%	$2.22	$2.04	9%
Income From Discontinued Operations1	$-	$0.03	# %	$-	$0.03	# %
Net Income Attributable to Common Shareholders2	$1.15	$1.10	5%	$2.22	$2.07	7%
Average Diluted Common Shares Outstanding	1,152	1,197	(4)%	1,158	1,197	(3)%
Return on Average Equity	26.6%	28.2%		26.6%	28.2%

# Denotes a variance of more than 100 percent

New York – July 18, 2012 - American Express Company (NYSE: AXP) today reported second-quarter income from continuing operations of $1.3 billion, up 3 percent from a year ago. Diluted earnings per share from continuing operations was $1.15, up 7 percent from $1.07 a year ago.

Net income, which includes discontinued operations, totaled $1.3 billion, up 1 percent from a year ago. Per-share, net income was $1.15, up 5 percent from $1.10 a year ago.

______________________________________
1 Income from discontinued operations primarily reflects the resolution of certain prior years’ tax items related to American Express Bank Ltd., which was sold to Standard Chartered PLC during Q1’08.
2 Represents income from continuing operations or net income, as applicable, less earnings allocated to participating share awards of $14 million and $15 million for the three months ended June 30, 2012 and 2011, respectively, and $28 million and $30 million for the six months ended June 30, 2012 and 2011, respectively.

Consolidated total revenues net of interest expense rose 5 percent to $8.0 billion in the second quarter, from $7.6 billion a year ago. The increase was driven by continuing growth in cardmember spending, higher other revenues and higher net interest income, which primarily reflected growth in the cardmember loan portfolio.

Adjusted for foreign currency translations, consolidated total revenues net of interest expense rose 7 percent, compared to the year ago quarter.3

Consolidated provisions for losses totaled $461 million, up 29 percent from $357 million a year ago. This increase reflects higher reserve releases in the year ago period, partially offset by lower net write-offs in the current quarter. Credit indicators continued to be at historically strong levels.

Consolidated expenses totaled $5.6 billion, up 2 percent from $5.5 billion last year. Year ago expenses were reduced by the receipt of settlement payments from MasterCard and Visa totaling $220 million. The current quarter expenses reflect lower marketing, promotion and rewards expenses, along with lower salaries costs, offset by an increase in other operating expenses.

Adjusted for foreign currency translations, consolidated total expenses grew 4 percent compared to the year ago quarter.3

The effective tax rate was 29 percent, up from 27 percent in the year ago quarter. The current quarter’s tax rate reflects the realization of certain foreign tax credits, while the prior period tax rate reflects the impact of the favorable resolution of certain prior years’ tax items.

The company's return on average equity (ROE) was 26.6 percent, down from 28.2 percent a year ago.

“Consumer, small business and corporate cardmember spending, along with the business volumes generated by our network of bank partners, remained healthy despite a very uneven economy,” said Kenneth I. Chenault, chairman and chief executive officer.

“Overall cardmember spending rose 7 percent, or 9 percent adjusted for foreign currency translations. That’s slower than the increases we’ve seen in the recent quarters, but it comes on top of a very strong performance a year ago, and continues to grow faster than most of our large issuer competitors.

“The cardmember loan portfolio grew 4 percent, and credit indicators, which were excellent at the start of the year, improved even further this quarter.

“Given the uncertain economic outlook, we remained vigilant in managing discretionary expenses but continued to make substantial investments in marketing initiatives and leverage our loyalty programs to connect millions of consumers and businesses around the world. This helped to continue strengthening our relationships with merchants and cardmembers at a time when mobile and digital technologies are opening up a range of new possibilities.”

______________________________________
3 As reported in this release, FX adjusted information, which constitute non-GAAP financial measures, assume a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended June 30, 2012 apply to the period(s) against which such results are being compared). The company believes the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

Segment Results

U.S. Card Services reported second-quarter net income of $718 million, up 8 percent from $665 million a year ago.

Total revenues net of interest expense increased 7 percent to $4.0 billion from $3.8 billion. Revenues reflect higher cardmember spending and a rise in net interest income, driven primarily by the growth in cardmember loans.

Provisions for losses totaled $312 million, up 37 percent from $228 million a year ago. The increase primarily reflects higher reserve releases in the year ago period, partially offset by lower net write-offs in the current quarter.

Total expenses decreased 2 percent from the year ago period, primarily reflecting lower rewards-related costs. Salaries and employee benefits and other operating expenses increased 7 percent from year ago levels.

The effective tax rate was 38 percent compared to 26 percent in the year-ago period. The prior period tax rate includes the impact of the favorable resolution of certain prior years’ tax items.

International Card Services reported second-quarter net income of $178 million, up 11 percent from $161 million a year ago.

Total revenues net of interest expense decreased 4 percent to $1.3 billion from $1.4 billion, primarily reflecting lower net interest income. Adjusted for foreign currency translations, revenues rose 2 percent from the year ago quarter.3

Provisions for losses totaled $94 million, up 21 percent from $78 million a year ago, primarily reflecting a higher level of reserve releases in the year ago period.

Total expenses decreased 2 percent primarily reflecting lower marketing, promotion and rewards costs compared to the year ago quarter. Adjusted for foreign currency translations, expenses grew 4 percent compared to the year ago quarter.3

The effective tax rate was (22) percent compared to 18 percent in the year ago period. The current period tax rate reflects the realization of certain foreign tax credits. In addition, tax rates in both quarters reflect recurring permanent tax benefits allocable to the segment.

Global Commercial Services reported second quarter net income of $219 million, up 24 percent from $177 million a year ago.

Total revenues net of interest expense increased 3 percent to $1.2 billion, reflecting higher cardmember spending. Business travel commissions and fees were unchanged from a year ago. Adjusted for foreign currency translations, revenues rose 6 percent from the year ago quarter.3

Provisions for losses totaled $36 million, increased 3 percent from $35 million a year ago.

Total expenses decreased 1 percent. Salaries and employee benefits and other operating expenses decreased 1 percent, while marketing, promotion, rewards and cardmember services expenses were unchanged from a year ago. Adjusted for foreign currency translations, expenses grew 3 percent compared to the year ago quarter.3

The effective tax rate was 27 percent compared to 33 percent in the year ago period. The current period tax rate reflects the realization of certain foreign tax credits.

Global Network & Merchant Services reported second quarter net income of $372 million, up 15 percent from $324 million a year ago.

Total revenues net of interest expense increased 7 percent to $1.3 billion, from $1.2 billion, reflecting higher merchant-related revenues driven by an increase in global cardmember spending, as well as an increase in revenues from Global Network Services’ bank partners. Adjusted for foreign currency translations, revenues rose 10 percent from the year ago quarter.3

Provisions for losses totaled $17 million, increased 31 percent from $13 million a year ago.

Total expenses increased 1 percent. An increase in salaries and employee benefits and other operating expenses was partially offset by decreased marketing, promotion, rewards and cardmember services expenses from the year ago quarter. Adjusted for foreign currency translations, expenses grew 3 percent compared to the year ago quarter.3

The effective tax rate was 34 percent compared to 33 percent in the year ago period.

Corporate and Other reported second-quarter net loss of $148 million compared with net loss of $32 million in the year ago period. The year ago period included $220 million ($136 million after-tax) from the receipt of settlement payments from MasterCard and Visa.

# # #
About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/companies/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products and services:  charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, business travel, and corporate card

The 2012 Second Quarter Earnings Supplement will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call will be held at 5:00 p.m. (ET) today to discuss second-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public at the same web site. A replay of the conference call will be available later today at the same web site address.

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the company's expected business and financial performance and are subject to risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the company's Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and the company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements.

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated. The Company revised the income statement reporting of card fees on lending products in the first quarter of 2012, increasing Net card fees and reducing Interest on loans. Corresponding amounts in prior periods have been reclassified to conform to the current period presentation. This change does not impact Total revenues net of interest expense in the income statement, or the Net interest yield on cardmember loans, a non-GAAP measure.

(Preliminary)
American Express Company
Consolidated Statements of Income

(Millions)
	Quarters Ended			Six Months Ended
	June 30,		Percentage	June 30,		Percentage
	2012	2011	Inc/(Dec)	2012	2011	Inc/(Dec)

Revenues
Non-interest revenues
Discount revenue	$4,482	$4,278	5%	$8,739	$8,180	7%
Net card fees	615	613	-	1,225	1,214	1
Travel commissions and fees	521	523	-	972	977	(1)
Other commissions and fees	575	584	(2)	1,158	1,113	4
Other	651	537	21	1,231	1,012	22
Total non-interest revenues	6,844	6,535	5	13,325	12,496	7
Interest income
Interest on loans	1,582	1,543	3	3,193	3,098	3
Interest and dividends on investment securities	67	99	(32)	133	187	(29)
Deposits with banks and other	22	18	22	52	38	37
Total interest income	1,671	1,660	1	3,378	3,323	2
Interest expense
Deposits	115	131	(12)	244	268	(9)
Short-term borrowings	6	1	#	11	1	#
Long-term debt and other	429	445	(4)	869	901	(4)
Total interest expense	550	577	(5)	1,124	1,170	(4)
Net interest income	1,121	1,083	4	2,254	2,153	5
Total revenues net of interest expense	7,965	7,618	5	15,579	14,649	6
Provisions for losses
Charge card	163	161	1	341	359	(5)
Cardmember loans	277	176	57	489	56	#
Other	21	20	5	43	39	10
Total provisions for losses	461	357	29	873	454	92
Total revenues net of interest expense after provisions for losses	7,504	7,261	3	14,706	14,195	4

Expenses
Marketing and promotion	773	795	(3)	1,404	1,504	(7)
Cardmember rewards	1,462	1,613	(9)	2,929	3,190	(8)
Cardmember services	180	173	4	401	337	19
Salaries and employee benefits	1,536	1,595	(4)	3,171	3,117	2
Professional services	711	745	(5)	1,402	1,408	-
Occupancy and equipment	446	391	14	884	785	13
Communications	95	92	3	191	187	2
Other, net	422	92	#	672	170	#
Total	5,625	5,496	2	11,054	10,698	3
Pretax income from continuing operations	1,879	1,765	6	3,652	3,497	4
Income tax provision	540	470	15	1,057	1,025	3
Income from continuing operations	1,339	1,295	3	2,595	2,472	5
Income from discontinued operations, net of tax	-	36	#	-	36	#
Net income	$1,339	$1,331	1	$2,595	$2,508	3
Income from continuing operations attributable to common shareholders (A)	$1,325	$1,280	4	$2,567	$2,442	5
Net income attributable to common shareholders (A)	$1,325	$1,316	1	$2,567	$2,478	4

# - Denotes a variance of more than 100%.

(A) Represents income from continuing operations or net income, as applicable, less earnings allocated to participating share awards of $14 million and $15 million for the three months ended June 30, 2012 and 2011, respectively, and $28 million and $30 million for the six months ended June 30, 2012 and 2011, respectively.

(Preliminary)

American Express Company
Condensed Consolidated Balance Sheets

(Billions)

	June 30,	December 31,
	2012	2011

Assets
Cash & cash equivalents	$22	$25
Accounts receivable	44	44
Investment securities	6	7
Loans	60	61
Other assets	16	16
Total assets	$148	$153

Liabilities and Shareholders' Equity
Customer deposits	$36	$38
Short-term borrowings	4	4
Long-term debt	56	60
Other liabilities	33	32
Total liabilities	129	134

Shareholders' Equity	19	19
Total liabilities and shareholders' equity	$148	$153

(Preliminary)
American Express Company
Financial Summary

(Millions)
	Quarters Ended			Six Months Ended
	June 30,		Percentage	June 30,		Percentage
	2012	2011	Inc/(Dec)	2012	2011	Inc/(Dec)
Total revenues net of interest expense
U.S. Card Services	$4,037	$3,759	7%	$7,921	$7,336	8%
International Card Services	1,297	1,351	(4)	2,596	2,559	1
Global Commercial Services	1,221	1,191	3	2,378	2,312	3
Global Network & Merchant Services	1,323	1,239	7	2,571	2,376	8
	7,878	7,540	4	15,466	14,583	6
Corporate & Other	87	78	12	113	66	71

CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE	$7,965	$7,618	5	$15,579	$14,649	6

Pretax income (loss) from continuing operations
U.S. Card Services	$1,149	$900	28	$2,329	$1,810	29
International Card Services	146	196	(26)	342	436	(22)
Global Commercial Services	299	265	13	543	530	2
Global Network & Merchant Services	562	487	15	1,101	963	14
	2,156	1,848	17	4,315	3,739	15
Corporate & Other	(277)	(83)	#	(663)	(242)	#

PRETAX INCOME FROM CONTINUING OPERATIONS	$1,879	$1,765	6	$3,652	$3,497	4

Net income (loss)
U.S. Card Services	$718	$665	8	$1,470	$1,220	20
International Card Services	178	161	11	375	350	7
Global Commercial Services	219	177	24	396	361	10
Global Network & Merchant Services	372	324	15	729	637	14
	1,487	1,327	12	2,970	2,568	16
Corporate & Other	(148)	(32)	#	(375)	(96)	#
Income from continuing operations	1,339	1,295	3	2,595	2,472	5
Income from discontinued operations, net of tax	-	36	#	-	36	#
NET INCOME	$1,339	$1,331	1	$2,595	$2,508	3

# - Denotes a variance of more than 100%.

(Preliminary)
American Express Company
Financial Summary (continued)

	Quarters Ended				Six Months Ended
	June 30,		Percentage		June 30,		Percentage
	2012	2011	Inc/(Dec)		2012	2011	Inc/(Dec)
EARNINGS PER COMMON SHARE

BASIC
Income from continuing operations attributable to common shareholders	$1.16	$1.08	7%		$2.23	$2.05	9%
Income from discontinued operations	-	0.03	#		-	0.03	#
Net income attributable to common shareholders	$1.16	$1.11	5%		$2.23	$2.08	7%

Average common shares outstanding (millions)	1,145	1,190	(4)%		1,151	1,190	(3)%

DILUTED
Income from continuing operations attributable to common shareholders	$1.15	$1.07	7%		$2.22	$2.04	9%
Income from discontinued operations	-	0.03	#		-	0.03	#
Net income attributable to common shareholders	$1.15	$1.10	5%		$2.22	$2.07	7%

Average common shares outstanding (millions)	1,152	1,197	(4)%		1,158	1,197	(3)%

Cash dividends declared per common share	$0.20	$0.18	11%		$0.40	$0.36	11%

Selected Statistical Information

	Quarters Ended				Six Months Ended
	June 30,		Percentage		June 30,		Percentage
	2012	2011	Inc/(Dec)		2012	2011	Inc/(Dec)

Return on average equity (A)	26.6%	28.2%			26.6%	28.2%
Return on average common equity (A)	26.3%	27.9%			26.3%	27.9%
Return on average tangible common equity (A)	34.1%	36.1%			34.1%	36.1%
Common shares outstanding (millions)	1,139	1,193	(5	) %	1,139	1,193	(5	) %
Book value per common share	$16.92	$15.26	11%		$16.92	$15.26	11%
Shareholders' equity (billions)	$19.3	$18.2	6%		$19.3	$18.2	6%

# - Denotes a variance of more than 100%.

(A) Refer to Appendix I for components of return on average equity, return on average common equity and return on average tangible common equity, a non-GAAP measure.

(Preliminary)
American Express Company
Components of Return on Average Equity (ROE), Return on Average Common Equity (ROCE),
and Return on Average Tangible Common Equity (ROTCE)
Appendix I

(Millions)
	For the Twelve Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
ROE

Net income	$5,022	$5,014	$4,935	$4,805	$4,663
Average shareholders' equity	$18,887	$18,525	$17,842	$17,277	$16,508
Return on average equity (A)	26.6%	27.1%	27.7%	27.8%	28.2%

Reconciliation of ROCE and ROTCE

Net income	$5,022	$5,014	$4,935	$4,805	$4,663
Earnings allocated to participating share awards and other	57	58	58	56	55
Net income attributable to common shareholders	$4,965	$4,956	$4,877	$4,749	$4,608

Average shareholders' equity	$18,887	$18,525	$17,842	$17,277	$16,508
Average common shareholders' equity	$18,887	$18,525	$17,842	$17,277	$16,508
Average goodwill and other intangibles	4,330	4,380	4,215	3,992	3,744
Average tangible common shareholders' equity	$14,557	$14,145	$13,627	$13,285	$12,764
Return on average common equity (A)	26.3%	26.8%	27.3%	27.5%	27.9%
Return on average tangible common equity (B)	34.1%	35.0%	35.8%	35.7%	36.1%

(A) Return on average equity and return on average common equity are calculated by dividing one year period net income/net income attributable to common shareholders by one year average total shareholders’ equity/average common shareholders' equity, respectively.

(B) Return on average tangible common equity, a non-GAAP measure, is computed in the same manner as return on average common equity except the computation of average tangible common shareholders' equity, a non-GAAP measure, excludes from average total shareholders' equity, average goodwill and other intangibles. The Company believes that return on average tangible common equity is a useful measure of the profitability of its business.